Exhibit 99.1
For Immediate Release
Date: January 4, 2008

Contacts:	J. Williar Dunlaevy	Paul H. Bruce
	Chairman & Chief Executive Officer	Chief Financial Officer
Phone:	413-445-3500	413-445-3513
Email:	Bill.Dunlaevy@Legacybanks.com	Paul.Bruce@Legacybanks.com
Legacy Bancorp, Inc. Fourth Quarter 2007 Earnings and Conference Call
PITTSFIELD, MASSACHUSETTS (January 4, 2008): Legacy Bancorp, Inc. (the “Company”) (NASDAQ:LEGC), the holding company for Legacy Banks (the “Bank”), will announce the fourth quarter 2007 earnings on Wednesday, January 30, 2008 at approximately 5:00 p.m. (EST). Investors and analysts are invited to participate in a conference call beginning at 3:00 p.m. (EST) on Thursday January 31, 2008. J. Williar Dunlaevy, Chairman and CEO and Paul H. Bruce, CFO, will review the fourth quarter and year to date results and take your questions. Conference call information is as follows:
Domestic Dial-in: 877-407-9205
International Dial-in: 201-689-8054
The conference call playback will be available after 6:00 p.m. on Thursday January 31, 2008 and will be available until February 8, 2008.
Playback Toll-Free DIRECT — 877-660-6853
Playback International DIRECT — 201-612-7415
Playback Account #: (Required) — 286
Playback Conference ID #: (Required) — 268224
The conference call will be Webcast live at www.legacybanks.com, and will be available until April 30, 2008.
This release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that adversely affect Legacy Banks’ interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect Legacy Bancorp’s operations.